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                                                                    EXHIBIT 99.2


Media Contact:                                     For Immediate Release
Kimberly Mulcahy
(630)955-7672

Investor Contact:
Sarah Lewensohn
(630)955-7602


                       BUDGET ANNOUNCES NEW TICKER SYMBOL
                --Budget to begin trading on OTC Bulletin Board--

Lisle, IL, March 28, 2002- Budget Group, Inc. announced today that its common stock will begin trading under the new ticker symbol "BDGPA" on the over-the-counter bulletin board (OTCBB) on March 28, 2002.

Budget Group, Inc. (OTC Bulletin Board: BDGPA) owns Budget Rent a Car Corporation and Ryder TRS, Inc. Budget is the world's third largest car and truck rental company. Budget Group continues to remain a public company and files reports with the Securities and Exchange Commission. Those reports are available on the SEC's website at www.sec.gov and the Company's website, at www.budget.com.